Orion Marine Group Acquires T.W. LaQuay Dredging

Houston, Texas, January 28, 2010 (NYSE: ORN) — Orion Marine Group, Inc. (the “Company”), a leading heavy civil marine contractor serving the infrastructure sector, today announced it has acquired Texas-based T.W. LaQuay Dredging, LLC for $60 million in cash.  The Company will fund the acquisition through proceeds raised through its recent follow on offering.

T.W. LaQuay Dredging is a specialty dredging services provider that focuses on near shore dredging projects primarily along the Texas coast utilizing hydraulic cutter suction pipeline dredging. Formed in 2000, T.W. LaQuay Dredging has quickly built a solid reputation in the Texas dredging market by providing quality services on projects such as the dredging of the Gulf Intracoastal Waterway, ports, and inlets, as well as wetland creation, and shoreline stabilization.

“This is an exciting addition to the Orion Marine Group family,” said Mike Pearson, Orion Marine Group’s President and Chief Executive Officer.  “We are proud to have the opportunity to continue the outstanding reputation T.W. LaQuay Dredging has developed”.

As part of the acquisition, Orion Marine Group will take over T.W. LaQuay Dredging’s fleet of dredges and associated equipment including two fully operational hydraulic cutter suction dredges, two under construction, state-of-the-art hydraulic cutter suction dredges which will be commissioned during 2010, three portable dredges, and several other pieces of associated equipment.  The Company plans on deploying the dredges throughout its current operating area.

Also included in the transaction is most of the real estate used in the operations of T.W. LaQuay Dredging including an office and waterfront yard in Port Lavaca, Texas and a waterfront yard near Houston, Texas.  Orion Marine Group intends to retain key management and operational staff.

“The acquisition of T.W. LaQuay Dredging provides additional dredging resources for increased deep-channel dredging capability as well as additional experienced personnel,” said Mr. Pearson.  “This opportunity comes at a strategic time in the industry due to the unprecedented level of US Army Corps of Engineers’ project lettings and continued port development all along the Gulf Coast and Eastern Seaboard involving dredging services associated with the expansion of the Panama Canal”.

T.W. LaQuay Dredging will immediately bring additional revenue opportunities to the Company.  As a result, Orion Marine Group now estimates its full year 2010 revenue will be between $390 and $410 million and full year 2010 EBITDA margin will be in the range of 16% to 18%.  Additionally, T.W. LaQuay Dredging will add approximately $25 million of backlog to the Company.

With regard to 2009 full year results, due to the timing of project schedules, the Company expects full year 2009 revenue will be at or slightly below the low end of its full year revenue growth goal of 12% - 16% as compared to full year 2008.  Full year 2009 EBITDA margin is expected to be in the range of 16% to 18%.  Additionally, the Company expects December 31, 2009 backlog to be up as compared with September 30, 2009 and December 31, 2008.

“This acquisition fits very nicely into the Orion Marine Group model adding additional revenue opportunities and the potential for strong EBITDA margins,” said Mark Stauffer, Orion Marine Group’s Executive Vice President and Chief Financial Officer.  “As we look at the remainder of the year ahead, we believe T.W. LaQuay Dredging will be a solid operational addition to the Company, and be accretive in 2010”.

Stephens Inc served as financial advisor to Orion Marine Group.

About Orion Marine Group

Orion Marine Group, Inc. provides a broad range of marine construction and specialty services on, over and under the water along the Gulf Coast, the Atlantic Seaboard and the Caribbean Basin and acts as a singlesource turnkey solution for its customers’ marine contracting needs. Its heavy civil marine construction services include marine transportation facility construction, dredging, repair and maintenance, bridge building, marine pipeline construction, as well as specialty services. Its specialty services include salvage, demolition, diving, surveying, towing and underwater inspection, excavation and repair. The Company is headquartered in Houston, Texas and has a 75-year legacy of successful operations.

EBITDA and EBITDA Margin

This press release includes the financial measures "EBITDA" and "EBITDA margin". These measurements may be deemed "non-GAAP financial measures" under rules of the Securities and Exchange Commission, including Regulation G. The non-GAAP financial information may be determined or calculated differently by other companies. By reporting such non-GAAP financial information, the Company does not intend to give such information greater prominence than comparable and other GAAP financial information, which information is of equal or greater importance.

Orion Marine Group defines EBITDA as net income before net interest expense, income taxes, depreciation and amortization. EBITDA margin is calculated by dividing EBITDA for the period by contract revenues for the period. The GAAP financial measure that is most directly comparable to EBITDA margin is operating margin, which represents operating income divided by contract revenues. EBITDA and EBITDA margin are used internally to evaluate current operating expense, operating efficiency, and operating profitability on a variable cost basis, by excluding the depreciation and amortization expenses, primarily related to capital expenditures and acquisitions, and net interest and tax expenses. Additionally, EBITDA and EBITDA margin provide useful information regarding the Company's ability to meet future debt repayment requirements and working capital requirements while providing an overall evaluation of the Company's financial condition. In addition, EBITDA is used internally for incentive compensation purposes. The Company includes EBITDA and EBITDA margin to provide transparency to investors as they are commonly used by investors and others in assessing performance. EBITDA and EBITDA margin have certain limitations as analytical tools and should not be used as a substitute for operating margin, net income, cash flows, or other data prepared in accordance with generally accepted accounting principles in the United States, or as a measure of the Company's profitability or liquidity.

A reconciliation of the Company's future EBITDA margin to the corresponding GAAP measure is not available as these are estimated goals for the performance of the overall operations over the planning period. These estimated goals are based on assumptions that may be affected by actual outcomes, including but not limited to the factors noted in the "forward looking statements" herein, in other releases, and in filings with the Securities and Exchange Commission.

Forward-Looking Statements

The matters discussed in this press release may constitute or include projections or other forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, the provisions of which the Company is availing itself. Certain forward-looking statements can be identified by the use of forward-looking terminology, such as 'believes', 'expects', 'may', 'will', 'could', 'should', 'seeks', 'approximately', 'intends', 'plans', 'estimates', or 'anticipates', or the negative thereof or other comparable terminology, or by discussions of strategy, plans, objectives, intentions, estimates, forecasts, assumptions, or goals. In particular, statements regarding future operations or results, including those set forth in this press release (including those under "Outlook" above), and any other statement, express or implied, concerning future operating results or the future generation of or ability to generate revenues, income, net income, profit, EBITDA, EBITDA margin, or cash flow, including to service debt, and including any estimates, forecasts or assumptions regarding future revenues or revenue growth, are forward-looking statements. Forward looking statements also include estimated project start date, anticipated revenues, and contract options which may or may not be awarded in the future. Forward looking statements involve risks, including those associated with the Company's fixed price contracts, unforeseen productivity delays that may alter the final profitability of the contract, cancellation of the contract by the customer for unforeseen reasons, delays or decreases in funding by the customer, and any potential contract options which may or may not be awarded in the future, and are the sole discretion of award by the customer. Past performance is not necessarily an indicator of future results. In light of these and other uncertainties, the inclusion of forward-looking statements in this press release should not be regarded as a representation by the Company that the Company's plans, estimates, forecasts, goals, intentions, or objectives will be achieved or realized. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company assumes no obligation to update information contained in this press release whether as a result of new developments or otherwise.

Please refer to the Company's Annual Report on Form 10-K, filed on March 19, 2008, which is available on its website at www.orionmarinegroup.com or at the SEC's website at www.sec.gov, for additional and more detailed discussion of risk factors that could cause actual results to differ materially from our current expectations, estimates or forecasts.

SOURCE:  Orion Marine Group, Inc.
Orion Marine Group, Inc.
Chris DeAlmeida, Director of Investor Relations
713-852-6506